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                                       COMDIAL CORPORATION AND SUBSIDIARIES

                                                    EXHIBIT 11

                               SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE
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                                                                           Years Ended December 31,
                                                                 1996                 1995                1994
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    PRIMARY

Income applicable to common shares:
   Income before extraordinary items                           $1,809,000          $9,519,000         $3,037,000
   Extraordinary item                                                  -                   -            (389,000)
                                                               ----------          ----------         ----------
   Net income                                                  $1,809,000          $9,519,000         $2,648,000
                                                               ==========          ==========         ==========

Weighted average number of common shares
  outstanding during the year                                   8,478,883           7,465,938          6,967,705
Add - common equivalent shares (determined
  using the "treasury stock" method)
  representing shares issuable upon
  exercise of:
  stock options and contingent shares                             175,789             231,000            267,756
Weighted average number of shares used
  in calculation of primary earnings per
  common share                                                  8,654,672           7,696,938          7,235,461
                                                                =========           =========          =========

Earnings per common share:
   Income before extraordinary item                                 $0.21               $1.24              $0.42
   Extraordinary item                                                   -                  -               (0.05)
                                                                    -----               -----             ------
   Net income                                                       $0.21               $1.24              $0.37
                                                                   ======              ======             ======

     FULLY DILUTED

Net income applicable to common shares                         $1,809,000          $9,519,000         $2,648,000
Adjustments for convertible securities:
   Dividends paid on convertible preferred
   stock                                                               -              350,000            577,000
                                                                ---------             -------           --------
Net income applicable to common shares,
   assuming conversion of above securities                     $1,809,000          $9,869,000         $3,225,000
                                                               ==========          ==========         ==========
Weighted average number of shares used
  in calculation of primary earnings per
  common share                                                  8,654,672           7,696,938          7,235,461
Add (deduct) incremental shares representing:
  Shares issuable upon exercise of stock
    options and warrants included in
    primary calculation                                          (175,789)           (231,000)          (267,756)
  Shares issuable upon exercise of stock
    options and warrants issuable based
    on year-end market price or weighted
    average price                                                 171,240             759,788          1,156,312
                                                                  -------             -------          ---------
Weighted average number of shares used
  in calculation of fully diluted earnings
  per common share                                              8,650,123           8,225,726          8,124,017
                                                                =========           =========          =========

Fully diluted earnings per common share                             $0.21               $1.20              $0.40
                                                                =========           =========          =========

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*  The year 1994 has been  adjusted to reflect the  one-for-three  reverse stock split that occurred in August 1995.
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